Exhibit 99.1

AgEagle Announces Sale of Altum-PT Multispectral Cameras to

Department of Defense Customer through ADS, Inc.

WICHITA, Kan. – February 23, 2024 – (ACCESSWIRE) – AgEagle Aerial Systems Inc. (NYSE American: UAVS) (“AgEagle” or the “Company”), an industry-leading provider of full stack flight hardware, sensors and software for commercial and government use has been awarded a contract from ADS, Inc., a leading solutions provider to the Department of Defense (“DOD”), for the purchase of Altum-PT™ multispectral cameras from AgEagle for use by the DOD customer.

The Altum-PT is among AgEagle’s most pioneering drone sensor innovations, which seamlessly integrates an ultra-high resolution panchromatic imagery, a built-in 320X256 radiometric thermal imager and five discrete spectral bands to produce synchronized outputs such as RGB color, crop vigor, heat maps and high resolution panchromatic in just one flight.

The Altum-PT Multispectral Imagery (MSI) sensor will be employed by multiple Military Occupational Specialties (MOS’s) to fill voids in geospatial information and aid in categorizing military aspects of the terrain.

Bill Irby, AgEagle President, commented, “We are very proud to support ADS in its efforts to supply the Department of Defense customer with highly advanced aerial imagery solutions capable of meeting its mission critical needs and requirements.”

About ADS, Inc.

ADS, Inc. is a leading solutions provider proudly serving all branches of the U.S. Military, federal, state, and local government organizations, law enforcement, first responders, foreign governments and the defense industry. ADS is focused on solving its customer’s challenges through the largest product and service selection, the broadest array of procurement and contract options, world-class support and logistics solutions, and renowned customer service. ADS provide a single source solution that helps its customers meet their mission requirements as cost-effectively as possible, reduce their cost of readiness, and enhance their acquisition strategy. ADS equipment and support solutions include C5ISR, Combat Support, Medical, Operational Clothing and Individual Equipment, Weapons, and Optics as well as Special Missions such as CWMD, EOD, First Responders, and Maritime.

About AgEagle Aerial Systems Inc.

Through its three centers of excellence, AgEagle is actively engaged in designing and delivering best-in-class flight hardware, sensors and software that solve important problems for its customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, AgEagle is a leading provider of full stack drone solutions for customers worldwide in the energy, construction, agriculture, and government verticals. For additional information, please visit our website at www.ageagle.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements involve risks and uncertainties that could negatively affect our business, operating results, financial condition, and stock price. Factors that could cause actual results to differ materially from management’s current expectations include those risks and uncertainties relating to our competitive position, the industry environment, potential growth opportunities, and the effects of regulation and events outside of our control, such as natural disasters, wars, or health epidemics. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions, or circumstances on which any such statement is based, except as required by law.

ADS, INC.

Media Email: marketing@adsinc.com

AgEagle Aerial Systems Contacts:

Investor Relations Email: UAVS@ageagle.com

Media Email: media@ageagle.com

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